Exhibit 11.  Statement re computation of per share earnings

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                                                                     Years Ended
                                    December 31, 2001              December 31, 2000          December 31, 1999
                               --------------------------    ---------------------------  --------------------------
                                       Weighted     Per               Weighted     Per             Weighted   Per
                                       Average     Share              Average     Share            Average   Share
                               Income   Shares     Amount    Income   Share       Amount  Income   Shares    Amount
                               ------- --------  --------    ------   --------   -------  -------  --------  -------

Basic Earnings per Common Share
Income available to common
   shareholders                $10,540    6,519     $1.62    $9,256      6,540     $1.42   $9,635     7,030    $1.37
                                                 ========                        =======                     =======

Effect of Dilutive Shares
Options issued to management                 30                             18                                    32
                                       --------                       --------                               -------
Diluted Earnings per Common Share
Income available to common
   shareholders                $10,540    6,549     $1.61    $9,256      6,558     $1.41   $9,635     7,062    $1.36
                               ======= ========  ========   =======   ========   =======  =======  ========  =======


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